Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Broadway Financial Corporation and CFBanc Corporation Complete Merger of Equals

Merger Creates Largest Black-led Minority Depository Institution in the U.S.

LOS ANGELES, CA and WASHINGTON, D.C. (April 1, 2021) Broadway Financial Corporation (“Broadway") (Nasdaq-CM: BYFC) and CFBanc Corporation (“CFB”) jointly announced that they closed their merger of equals today.  As a result of the merger, Broadway, with its wholly owned bank subsidiary, City First Bank, National Association (collectively, “CityFirstBroadway”) is the largest Black-led Minority Depository Institution (“MDI”) in the nation, with more than $1 billion in combined assets under management and over $900 million in total depository institution assets as of December 31, 2020.

CityFirstBroadway is committed to building and supporting financially underserved urban areas, including by originating loans that support investments in multifamily affordable housing, small businesses, and nonprofit community facilities located within low-to-moderate income communities that have chronically lacked access to capital.  CityFirstBroadway is a Community Development Financial Institution (“CDFI”), MDI, and Delaware public benefit corporation, supported by impact-focused investors and depositors who share CityFirstBroadway’s mission to close the racial wealth gap through the provision of capital.

“CityFirstBroadway represents the transformational merger of two historic CDFIs that have each been devoted to providing financial products and services to underserved low-to-moderate income communities since their inception.  The two organizations have shared a common mission, values, and vision for providing capital to those communities.  With our combined equity capital base exceeding $100 million, prior to Broadway’s previously announced pending private placements of common stock, we will be able to exert a significantly greater impact on underserved urban communities and advance the process of closing the severe economic gaps in opportunity for our communities, business owners, and families.” Brian E. Argrett, President/CEO and Vice Chairman.

“I am excited for the future of CityFirstBroadway as it builds upon the legacy of the former Broadway and CFB organizations with a larger capital base, more diversified loan portfolio, and significant pool of liquid assets.  The combined institution is positioned to have a greater impact on the development of underserved urban neighborhoods, while generating stronger profitability and returns on investment for our stockholders.  In addition, I wish to thank all the employees of both organizations for the dedication and diligence that they have displayed while fulfilling their daily responsibilities during a global pandemic crisis and enthusiastically planning for the integration of the two organizations.  Finally, I wish to thank all our depositors and stockholders who have collectively supported us throughout the years, and especially during the months leading up to the consummation of the merger.” Wayne Bradshaw, Chairman of the Board.

About the Merger

Under the terms of the merger agreement, CFB merged with and into Broadway, with Broadway being the surviving bank holding company.  Broadway Federal Bank, f.s.b., the wholly owned bank subsidiary of Broadway, merged with and into City First Bank of D.C., National Association, the wholly owned bank subsidiary of CFB, with City First Bank of D.C. being the surviving bank, which is being renamed City First Bank, National Association in connection with the merger.  The combined banks’ operations will be conducted under the tradename CityFirstBroadway.

At the closing of the merger, each share of CFB’s Class A voting common stock was converted into the right to receive 13.626 shares of Broadway’s Class A voting common stock and each share of CFB’s Class B nonvoting common stock was converted into the right to receive 13.626 shares of Broadway’s Class B nonvoting common stock, with the result that Broadway’s pre-merger stockholders will own approximately 52.5% and CFB’s pre-merger shareholders will own approximately 47.5% of the combined company.

The merger of equals was announced on August 26, 2020.  Final regulatory approvals were received in late December 2020 and stockholder approvals were received on March 17, 2021.

Raymond James & Associates, Inc. acted as financial advisor and rendered a fairness opinion to the board of directors of CFB in connection with the merger.  Covington & Burling LLP served as legal counsel to CFB.  Keefe, Bruyette & Woods, A Stifel Company, acted as financial advisor and rendered a fairness opinion to the board of directors of Broadway in connection with the merger.  Arnold & Porter Kaye Scholer LLP served as legal counsel to Broadway.

For more information about the merger please visit www.cityfirstbroadwaymerger.com.

For the immediate future, clients will continue to be served through their respective Broadway and CFB branches, websites, mobile apps, and relationship managers.  The merger will not require any changes to existing account numbers or routing numbers for checking, savings, and money market accounts.  As a result, clients will not need to order new checks or make changes to direct deposits, automatic drafts or wire instructions related to these accounts.

About CityFirstBroadway

Broadway Financial Corporation (Nasdaq-CM: BYFC), a bank holding company, and its wholly-owned bank subsidiary, City First Bank, National Association (the “Bank”), are collectively referred to as CityFirstBroadway.  CityFirstBroadway is a leading provider of financial products and services to economically underserved urban communities.  The Bank offers a variety of commercial loan products, services, and depository accounts that support investments in affordable housing, small businesses, and nonprofit community facilities located within low-to-moderate income neighborhoods.  The Bank is a CDFI, MDI, Certified B Corp, and a member of the Global Alliance of Banking on Values, entities whose values are aligned with sustainable solutions, healthier families, and more prosperous communities for our collective well-being.  CityFirstBroadway has branches serving the Metropolitan Washington, D.C. and Southern California regions.  For more information, please visit www.cityfirstbroadway.com.

Contacts

Investor Relations
Brenda J. Battey, Chief Financial Officer, (323) 556-3264
Investor.relations@broadwayfederalbank.com

Media Relations
Gloria Nauden, VP Marketing & Communications, (202) 528-9005
gnauden@cityfirstbank.com

Cautionary Statement Regarding Forward-Looking Information

This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “poised,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements; however, the absence of these words does not mean the statements are not forward-looking.  Forward-looking statements in this communication include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from results expressed or implied by this communication.  Such risk factors include, among others: the uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic; political and economic uncertainty, including any decline in global economic conditions or the stability of credit and financial markets; changes in the monetary and fiscal policies of the U.S. Government, including policies of the United States Department of the Treasury and the Federal Reserve Board, changes in legislation, regulation, policies or administrative practices, whether by judicial, governmental, or legislative action, and other changes pertaining to banking, securities, taxation, financial accounting and reporting, and environmental protection and the ability to comply with such changes in a timely manner, possible effects of changes in real estate markets and interest rates, which may affect CityFirstBroadway’s net income and future cash flows, or the market value of CityFirstBroadway’s assets, including investment securities, risks related to disruption of management time from ongoing business operations due to the merger, the dilutive effect of shares of the company’s common stock issued in the merger, the risk of pending litigation relating to the merger, the risk of possible adverse rulings, judgments, settlements and other outcomes of pending litigation, the risk that the merger could have an adverse effect on the ability of CityFirstBroadway to retain customers and retain and hire key personnel and maintain relationships with their customers and on their operating results and businesses generally, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, or that the entities may not be able to successfully integrate the businesses, the risk that CityFirstBroadway may be unable to achieve synergies or other anticipated benefits of the merger or it may take longer than expected to achieve those synergies or benefits, the risk that operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which CityFirstBroadway is highly dependent, and other important factors that could cause actual results to differ materially from those projected.  All such factors are difficult to predict and are beyond CityFirstBroadway’s control.  Additional factors that could cause results to differ materially from those described above can be found in the company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K or other filings, which have been filed with the SEC and are available on the company’s website at https://www.broadwayfederalbank.com/financial-highlights and on the SEC’s website at http://www.sec.gov.

Actual results may differ materially from those contained in the forward-looking statements in this communication.  Forward-looking statements speak only as of the date they are made, and CityFirstBroadway undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this communication, except to the extent required by law.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication.

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